UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1 to Form 8-K dated May 15, 2017)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation)

1-12815	98-0420223
(Commission File Number)	(I.R.S. Employer Identification No.)

Prinses Beatrixlaan 35
2595 AK The Hague
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 31 70 373 2010

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note: Chicago Bridge & Iron Company N.V. (“CB&I”) is filing this amendment to its Current Report on Form 8-K dated May 15, 2017, which disclosed, among other things, CB&I’s appointment of Patrick K. Mullen to the office of President and Chief Executive Officer, effective July 1, 2017, and expected equity-based award of approximately $2,500,000 in a form and subject to vesting and other terms to be determined at a later date. On June 6, 2017, the Organization and Compensation Committee (“Committee”) of the Supervisory Board of CB&I approved the equity-based award and associated terms.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his appointment to the office of President and Chief Executive Officer of CB&I, on June 6, 2017, the Committee approved an award of restricted stock units effective June 30, 2017 (the “grant date”) for Mr. Mullen under The Chicago Bridge & Iron 2008 Long-Term Incentive Plan, as amended, with an aggregate grant date value of approximately $2,500,000 (the “grant date dollar value”) and a vesting schedule whereby the restricted stock units will vest 25% per year on each anniversary of the grant date over four years, with the number of restricted stock units granted to Mr. Mullen determined by dividing the grant date dollar value by the Black-Scholes value of the closing price of a share of CB&I’s common stock as reported on the consolidated transaction reporting system of the New York Stock Exchange on the date of such grant, rounded down to the nearest whole number.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
		By:	Chicago Bridge & Iron Company B.V.
		Its:	Managing Director

Date:	June 12, 2017	By:	/s/ Michael S. Taff
Michael S. Taff Managing Director (Principal Financial Officer)